Exhibit 23.3

Raymond Chabot
Grant Thornton LLP
Suite 2000
National Bank Tower
600 De La Gauchetière Street West
Montréal, Quebec
H3B 4L8
Consent of Independent Registered    T 514-878-2691
Public Accounting Firm

We have issued our report dated June 9, 2021, with respect to the consolidated financial statements of Alithya Group inc. (the “Company”) for the year ended March 31, 2021, included as an Exhibit to the Annual Report of the Company on Form 40-F for the year ended March 31, 2022, which is incorporated by reference in this Registration Statement on Form S-8.

We hereby consent to the incorporation by reference of said report in this Registration Statement on FormS-8.

Montréal, Canada
June 17, 2022

Member of Grant Thornton International Ltd	rcgt.com